Exhibit 4.1.2

AMENDMENT NO. 2

TO

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This Amendment No. 2 to Amended and Restated Stockholders’ Agreement (this “Amendment”), is made and entered into effective as of November 7, 2011, by and among Radius Health, Inc., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company party to the Amended and Restated Stockholders’ Agreement, dated as of May 17, 2011, by and among the Company and the stockholders named therein (as amended, the “Agreement”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

WHEREAS, the Company and the undersigned parties to the Agreement, comprising the Majority Investors, desire to (i) amend the Agreement in order to specify restrictions on the sale by Stockholders of shares of the Company’s capital stock, (ii) confirm that the Company has complied with its obligations under the Agreement relating to the Registration Statement on Form S-1 (Reg. No. 333-175091) originally filed with the Commission on June 23, 2011 (as amended, the “Form S-1”), (iii) in accordance with its obligations to two option holders, grant certain registration rights under the Agreement to such individuals and (iv) permit additional holders of the Company’s securities to become parties to, and subject to, the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Clause (C) of Section 3.11(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(C) in no event shall any Stockholder be permitted, during the period commencing on the date hereof and ending on the date of the listing of the Common Stock on a national securities exchange, to sell, assign, transfer, make a short sale of, loan, grant any option for the purchase of, any shares of Common Stock for a price that is less than $8.142 per share (subject to proportionate and equitable adjustment upon any stock split, stock dividend, reverse stock split or similar event affecting the Common Stock that becomes effective after the date of this Agreement) or any other shares of capital stock of the Company for an effective price that is less than $8.142 per share on an as-converted to Common Stock basis (subject to proportionate and equitable adjustment upon any stock split, stock dividend, reverse stock split or similar event affecting the Common Stock that becomes effective after the date of this Agreement), except (x) with the prior written consent of the Company or (y) to a member of such Stockholder’s Group.”

2.             Upon, and subject to, the effectiveness of the Form S-1 on or prior to November 14, 2011, the Company shall have complied with all of its obligations under Section 3.4(a)(ii) of the Agreement with respect to the Registration Statement, no Event shall have occurred and the Company shall have no liability or obligation to pay any damages under the Agreement with respect to such Registration Statement.  Notwithstanding the terms of Section 3.4(a)(iii), the Registrable Securities to be included in the Registration Statement shall be allocated in the manner they will have been allocated in the Form S-1.

3.             Solely of the purposes of Sections 3.4 through 3.12 of the Agreement, the shares of Common Stock issuable upon the exercise of the stock options issued to Alan H. Auerbach prior to the date hereof or upon the exercise of any stock options issued to Kurt C. Graves prior to November 30, 2011 shall be Registrable Securities as if such shares of Common Stock were Series A-1 Conversion Shares, and shall engender to each of Mr. Auerbach and Mr. Graves, as the case may be, the rights and obligations under the terms of Sections 3.4 through Section 3.12 of the Agreement (but not any other section of the Agreement) attributable to holders of Series A-1 Preferred Stock.

4.             Notwithstanding anything in the Agreement to the contrary, any holder of shares of capital stock of the Company or other securities of the Company may become a party to the Agreement following the delivery to, and written acceptance by, the Company of an executed Instrument of Adherence to the Agreement substantially in the form attached to the Agreement as Annex C.  No action or consent by Stockholder parties to the Agreement shall be required for such joinder to the Agreement by such holder, so long as such holder has agreed in writing to be bound by all of the obligations as a Stockholder party under the Agreement as indicated in the Instrument of Adherence and the Instrument of Adherence has been accepted by the Company.  Notwithstanding anything in the Agreement to the contrary, any holder of shares of capital stock of the Company or other securities of the Company may become a party to the Agreement by executing and delivering to the Company this Amendment, and no action or consent by Stockholder parties to the Agreement shall be required for such joinder to the Agreement.

5.             Each party to this Amendment that was not a party to the Agreement prior to its execution of this Amendment (an “Additional Party”) hereby agrees that such Additional Party, (i) in the case of a holder of Common Stock, has become a party and subject to the Agreement (as amended by this Amendment) in the capacity of a Common Stockholder and Stockholder, (ii) in the case of a holder of an option to purchase Common Stock, effective upon the exercise of such option, shall be a party and subject to the Agreement (as amended by this Amendment) in the capacity of a Common Stockholder and Stockholder, (iii) in the case of a holder of a warrant to purchase shares of Preferred Stock, effective upon the exercise of such warrant, shall be a party and subject to the Agreement (as amended by this Amendment) in the capacity of a Stockholder, and in each case shall be deemed to have made all of the representations and warranties made by a Stockholder under the Agreement.

6.             Except as modified by this Amendment, the Agreement is hereby reaffirmed in its entirety by the Stockholders and shall continue in full force and effect.  This Amendment shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof that would result in the application of the laws of any other jurisdiction.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[remainder of page intentionally left blank; signatures follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

RADIUS HEALTH, INC.

		By:	/s/ C. Richard Edmund Lyttle
C. Richard Edmund Lyttle, President

STOCKHOLDERS:

MPM BIOVENTURES III, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM BIOVENTURES III-QP, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG
By:	MPM BioVentures III GP, L.P., in its
capacity as the Managing Limited Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.
By: MPM BioVentures III GP, L.P., its General Partner
By: MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC

By:	/s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Manager

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

MPM BIO IV NVS STRATEGIC FUND, L.P.
By: MPM BioVentures IV GP LLC, its General Partner
By: MPM BioVentures IV LLC, its Managing Member

By:	/s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Member

BB BIOTECH VENTURES II, L.P.

By:	/s/ Pascal Mahieux
Name: Pascal Mahieux
Title:

BB BIOTECH GROWTH N.V.

By:	/s/ H.J. van Neutegem
Name: H.J. van Neutegem
Title: Managing Director

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By:	/s/ Ranesh Ramanathan
Name: Ranesh Ramanathan
Title: General Counsel

THE WELLCOME TRUST LIMITED,
AS TRUSTEE OF THE WELLCOME TRUST

By:	/s/ Peter J. Pereira Gray
Name: Peter J. Pereira Gray
Title: Managing Director, Investment Division

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

OBP IV — HOLDINGS LLC
By: OBP Management IV, L.P.

By:	/s/ Jonathan J. Fleming
Name: Jonathan J. Fleming
Title: General Partner

MRNA II - HOLDINGS LLC
By: OBP Management IV, L.P.

By:	/s/ Jonathan J. Fleming
Name: Jonathan J. Fleming
Title: General Partner

HEALTHCARE VENTURES VII, LP,
By: HealthCare Partners VII, L.P.
Its General Partner

By:	/s/ Jeffrey Steinberg
Name: Jeffrey Steinberg
Title: Administrative Partner of HealthCare Partners VII, L.P.
The General Partner of HealthCare Ventures VII, L.P.

/s/ Raymond F. Schniazi
Dr. Raymond F. Schinazi

HEALTHCARE PRIVATE EQUITY LIMITED PARTNERSHIP
By: Waverley Healthcare Private Equity
Limited, its general partner

By:	/s/ Archie Struthers
Name: Archie Struthers
Title: Director

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

The Breining Family Trust dated August 15, 2003

By:	/s/ Clifford Breining
Name: Clifford Breining
Title: Trustee

/s/ Dennis Carson
Dr. Dennis A. Carson

David E. Thompson Revocable Trust

By:	/s/ David E. Thompson
Name: David E. Thompson
Title: Trustee

Jonnie K. Westbrook Revocable Trust dated March 17, 2000

By:	/s/ Jonnie K. Westbrook
Name: Jonnie K. Westbrook
Title: Trustee

H. Watt Gregory Watt
H. Watt Gregory III

Hostetler Family Trust UTD 3/18/92

By:	/s/ Karl Y. Hostetler
Name: Karl Y. Hostetler
Title: Co-Trustee

By:	/s/ Maragarethe Hostetler
Name: Margarethe Hostetler
Title: Co-Trustee

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

The Richman Trust dated 2/6/83

By:	/s/ Douglas D. Richman
Name:	Douglas D. Richman
Title:	Co-Trustee

By:	/s/ Eva A. Richman
Name:	Eva A. Richman,
Title:	Co-Trustee

Ruff Trust dated l-1-02

By:	/s/ F. Bronson van Wyck
Name:	F. Bronson Van Wyck
Title:	Trustee

IPSEN PHARMA SAS

By:	/s/ Nathalie Joannes
Name:	Nathalie Joannes
Title:	Executive Vice President, General Counsel

NORDIC BIOSCIENCE CLINICAL
DEVELOPMENT VII A/A

By:	/s/ Thomas Nielsen
Name:	Thomas Nielsen
Title:	CFO

/s/ Alwyn Michael Parfitt
Alwyn Michael Parfitt, M.D.

/s/ Barnett Pitzele
Barnett Pitzele

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

/s/ Bart Henderson
Bart Henderson

/s/ Benjamin C. Lane
Benjamin C. Lane

BOARD OF TRUSTEES OF THE UNIVERSITY OF ARKANSAS

By:	/s/ Michael G. Douglas
Name:	Michael G. Douglas, Ph.D.
Title:	Director, UAMS BioVentures

/s/ Brian Nicholas Harvey
Brian Nicholas Harvey

/s/ Cecil Richard Lyttle
Cecil Richard Lyttle

/s/ Charles O’Brien
Charles O’Brien, PhD.

/s/ Chris Glass
Chris Glass

/s/ Christopher Miller
Christopher Miller

/s/ Daniel F. McCarthy
Daniel F. McCarthy

/s/ Dotty Paquin
Dotty Paquin

/s/ Edith Estabrook
Edith Estabrook

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

/s/ Elizabeth Czerepak
Elizabeth Czerepak

/s/ Gary Hattersley
Gary Hattersley

H2 ENTERPRISES, LLC

By:	/s/ H. Watt Gregory, III
Name:	H. Watt Gregory, III
Title:	Managing Member

Dr. John Potts, Jr and Susanne K. Potts
Irrevocable Trust for Stephen K. Potts
dated 6-15-05

By:	/s/ John T. Potts
Name:	John T. Potts Jr. M.D.
Title:	Director of Research & Physician-in Chief-Emeritus, Massachusetts General Hospital

/s/ John Thomas Potts
John Thomas Potts, M.D.

/s/ John A. Katzenellenbogen
John A. Katzenellenbogen, PhD.

John A. Katzenellenbogen Trust
Under Agreement Dated August 2, 1999

By:	/s/ John A. Katzenellenbogen
Name:	John A. Katzenellenbogen
Title:	Trustee

/s/ Benita S. Katzenellenbogen
Benita S. Katzenellenbogen, PhD

/s/ E. Kelly Sullivan
E. Kelly Sullivan

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

/s/ Jonathan Guerriero
Jonathan Guerriero

/s/ Julianne Glowacki
Julianne Glowacki

/s/ Kathy Welch
Kathy Welch

/s/ Kelly Colbourn
Kelly Colbourn

/s/ Louis O’ Dea
Louis O’Dea

/s/ Maria Grunwald
Maria Grunwald

/s/ Mary Lumpkins
Mary Lumpkins

/s/ Maysoun Shomali
Maysoun Shomali

/s/ Micahel Rosenblatt
Michael Rosenblatt, M.D.

/s/ Patricia Rosenblatt
Patricia E. Rosenblatt

/s/ Robert L. Jilka
Robert L. Jilka, PhD.

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

/s/ Robert S. Weinstein
Robert S. Weinstein, M.D.

/s/ Samuel Ho
Samuel Ho

/s/ Socrates E. Papaoulous
Socrates E. Papapoulos, M.D.

/s/ Stavros C. Manolagas
Stavros C. Manolagas

/s/ Stavroula Kousteni
Stavroula Kousteni, PhD.

/s/ Teresita M. Bellido
Teresita M. Bellido, PhD.

/s/ Thomas E. Sparks
Thomas E. Sparks

/s/ Tonya D. Goss
Tonya D. Goss

The Kent C. Westbrook Revocable Trust,
Dated March 17, 2000,
Kent C. Westbrook, Trustee

By:	/s/ Kent C. Westbrook
Name:	Kent C. Westbrook
Title:	Trustee

GE CAPITAL EQUITY INVESTMENTS, INC.

By:	/s/ Jacqueline Blechinger
Name:	Jacqueline Blechinger
Title:	Duly Authorized Signatory

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

OXFORD FINANCE LLC

By:	/s/ John G. Henderson
Name:	John G. Henderson
Title:	Vice President & General Counsel

LEERINK SWANN LLC

By:	/s/ Donald D. Notman
Name:	Donald D. Notman
Title:	Managing Director

SVB FINANCIAL GROUP

By:	/s/ Michael Kruse
Name:	Michael Kruse
Title:	Treasurer

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]